EXHIBIT 10.43
[PNC LOGO]


AUGUST 9, 2001

BY TELECOPY & UPS


Re: Amended and Restated Credit Agreement dated as of April 25, 2000, as amended (the "Agreement"), among Standard Automotive Corporation ("SAC"), Arell Machining Ltd. ("Arell"), formerly known as Critical Components Canada Ltd. (SAC and Arell each individually, a "Borrower" and collectively, the "Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Banks"), PNC Bank, National Association, as Administrative Agent (in such capacity, the "Administrative Agent") for the Banks thereunder, ING (U.S.) Capital LLC, as syndication agent, and PNC Capital Markets, Inc. and ING Barings LLC, as joint arrangers (Capitalized terms not otherwise defined in this letter shall have the meanings given to them in the Agreement).

Standard Automotive Corporation
401 Route 206 North
Somerville, New Jersey 08876
Attention: Mr. James F. "Pat" O'Crowley III

Dear Mr. O'Crowley:

           Reference is made to the letter of July 27, 2001 (the "Letter"). In the Letter, the Administrative Agent terminated the Commitments and declared the Loans, Notes, and all other amounts owing under the Agreement immediately due and payable.

           Subject to Borrowers' express averment and consent to the provisions set forth below, the Administrative Agent withdraws the Letter.

           Borrowers expressly agree as follows:

1) The Defaults and Events of Default set forth in the Letter continue to exist.
2) Each Borrower waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs, or other rights that they may have to contest (a) any Designated Defaults (as defined in the Second Forbearance Agreement effective as of May 21, 2001) that have been declared or any Events of Default that could be declared by the Administrative Agent; (b) any provision of the Loan Documents or any forbearance agreement; (c) the security interest of Administrative Agent in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; or (d) the conduct of Administrative Agent in administering the financing arrangements between Borrowers and Banks.

3) Each Borrower hereby releases, remises, acquits, and forever discharges the Administrative Agent, the Banks, the Syndication Agent, and the Joint Arrangers together with their employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties") from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected with any forbearance agreement, the Agreement, or the Loan Documents (all of the foregoing hereinafter called the "Released Matters").
4) Each Borrower agrees that the Administrative Agent, with the consent of the Required Banks, may at any time, pursuant to the Agreement, declare the Commitments terminated and the Loans, Notes and all other amounts owing under the Agreement immediately due and payable.
5) The Administrative Agent and the Banks reserve all rights and remedies in the Agreement, or otherwise, and nothing contained in or omitted from this letter shall constitute a waiver of those rights and remedies.

                                    Very truly yours,


                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as Administrative Agent


                                    /s/ ELLEN BRIGGS

                                    Ellen Briggs
                                    Senior Vice President

STANDARD AUTOMOTIVE CORPORATION, on behalf of itself and each Borrower expressly agrees and consents to all of the provisions of this letter.

/s/ JAMES F. O'CROWLEY, III
--------------------------------
James F. "Pat" O'Crowley, III
President & Chief Executive Officer

      cc:  Richard W. Hill, Esq. (telecopy & regular mail)
           Mark Mandel, Esq. (telecopy & regular mail)
           Kevin Fisher, Esq. (telecopy & regular mail)
           Attached Service List (telecopy & regular mail)